UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 2014

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On June 20, 2014, the Board of Directors of Pier 1 Imports, Inc. (the “Company”) amended and restated the Company’s October 9, 2009 Amended and Restated Bylaws (the “Bylaws”).Article 9 of the Bylaws was amended to add a section requiring that Delaware be the exclusive forum for derivative suits and certain other disputes involving the Company and its shareholders, directors, officers and employees unless the Company consents in writing to an alternative forum.Certain other technical and conforming amendments were also made to the Bylaws. The preceding summary of the amendments to the Bylaws is qualified in its entirety by reference to the complete copy of the Amended and Restated Bylaws filed as Exhibit 3.1 and incorporated by reference herein.Those Amended and Restated Bylaws are effective June 20, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The following describes the matters considered by the Company’s shareholders at the Annual Meeting and the results of the voting at the meeting:

Proposal 1. To elect as directors the nine nominees named in the proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

In order to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes cast “For” a nominee exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

Nominee	For	Against	Abstain	Broker Non-Votes
Claire H. Babrowski	78,314,874.3325	393,877.3487	243,043.9982	6,151,580.0000
Cheryl A. Bachelder	78,596,256.3325	111,905.3487	243,633.9982	6,151,580.0000
Hamish A. Dodds	78,601,664.6873	104,352.3487	245,778.6434	6,151,580.0000
Brendan L. Hoffman	78,602,818.6873	104,581.6860	244,395.3061	6,151,580.0000
Terry E. London	78,594,697.6873	113,204.3487	243,893.6434	6,151,580.0000
Cynthia P. McCague	78,591,754.9951	114,500.6860	245,539.9983	6,151,580.0000
Michael A. Peel	78,306,511.9931	398,485.6860	246,798.0003	6,151,580.0000
Ann M. Sardini	78,594,402.9951	113,420.6860	243,971.9983	6,151,580.0000
Alexander W. Smith	78,598,215.1241	111,537.3341	242,043.2212	6,151,580.0000
Proposal 2. To approve an amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to extend the term of the plan for ten years.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval.
For	Against	Abstain	Broker Non-Votes
73,244,829.7680	5,157,294.8815	549,671.0299	6,151,580.0000

Proposal 3. To adopt a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement under the caption “Executive Compensation”.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval.
For	Against	Abstain	Broker Non-Votes
75,992,247.3966	901,080.1852	2,058,468.0976	6,151,580.0000

Proposal 4. Ratification of the Audit Committee’s engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval.
For	Against	Abstain	Broker Non-Votes
84,032,427.1537	816,551.1822	254,397.3435	N/A

Item 7.01    Regulation FD Disclosure.

On June 20, 2014, the Company issued a press release announcing the Company’s declaration of a quarterly cash dividend. A copy of this press release is attached hereto as Exhibit 99.1.

On June 23, 2014, the Company issued a press release announcing the Company’s presentation at the Oppenheimer 14th Annual Consumer Conference being held June 24-25, 2014, at the Four Seasons Hotel in Boston.A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	3.1	June 20, 2014 Amended and Restated Bylaws

	99.1	Press release dated June 20, 2014, announcing the Company’s declaration of a quarterly cash dividend.

	99.2	Press release dated June 23, 2014, announcing the Company’s presentation at the Oppenheimer 14th Annual Consumer Conference being held June 24-25, 2014, at the Four Seasons Hotel in Boston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	June 24, 2014	By:	/s/ Michael A. Carter
Michael A. Carter, Senior V.P. - Compliance
and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	June 20, 2014 Amended and Restated Bylaws

99.1	Press release dated June 20, 2014, announcing the Company’s declaration of a quarterly cash dividend.

99.2	Press release dated June 23, 2014, announcing the Company’s presentation at the Oppenheimer 14th Annual Consumer Conference being held June 24-25, 2014, at the Four Seasons Hotel in Boston.